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                                                                     Exhibit 4.4

                            Form of Capital Security

     This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

     Unless this Capital Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Dime Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Securities Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER            AGGREGATE LIQUIDATION AMOUNT OF CAPITAL SECURITIES
  CAI-1                                          $200,000,000

                              CUSIP NO. 25432NAA2

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                              DIME CAPITAL TRUST I

                       9.33% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

  Dime Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Two Hundred Million Dollars ($200,000,000) aggregate liquidation amount of capital securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the Dime Capital Trust I 9.33% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in
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all respects be subject to the terms and provisions of, the Amended and Restated
Trust Agreement of the Issuer Trust, dated as of May 6, 1997, as the same may be amended from time to time (the "Trust Agreement"), among Dime Bancorp, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the Holders from time to time of the Trust Securities, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Dime Bancorp, Inc., a Delaware corporation, and The Chase Manhattan Bank, as guarantee trustee, dated as of May 6, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Issuer Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

  Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.
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  In Witness Whereof, one of the Administrative Trustees of the Issuer Trust has
executed this 9.33% Capital Securities, Series A certificate this 6th day of May, 1997.

                                  Dime Capital Trust I


                                  By:  /s/ Gene C. Brooks
                                      -------------------
                                    Name: Gene C. Brooks
                                    Administrative Trustee
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     This is one of the 9.33% Capital Securities, Series A of the Issuer Trust
referred to in the within mentioned Trust Agreement.

Dated: May  6, 1997


                                The Chase Manhattan Bank,
                              as Property Trustee


                              By: /s/ A.K. Crain
                                 ---------------
                                 Authorized Officer
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                              ASSIGNMENT

     For Value Received, the undersigned assigns and transfers this Capital Securities Certificate to:


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       (Insert assignee's social security or tax identification number)


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                   (Insert address and zip code of assignee)

and irrevocably appoints
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agent to transfer this Capital Securities Certificate on the books of the Issuer
Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: ___________________________________________________________________
              (Sign exactly as your name appears on the other side of this
                             Capital Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.